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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT, dated as of April 15, 1997, by and between PRECISION RESPONSE CORPORATION, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and THOMAS
C. TEPER (hereinafter referred to as "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Employer is a Florida corporation engaged in the teleservicing, database management and marketing and fulfillment business;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1. EMPLOYMENT

            Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Employment Agreement.

         2. TERM

            Subject to the provisions for earlier termination set forth in
Section 9 hereof, Employee's term of employment under this Employment Agreement shall commence on the date hereof and shall expire on the third anniversary of the date hereof (the "Employment Term").

         3. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

            Employee represents and warrants to Employer that Employee is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments which would interfere with Employee's acceptance of employment pursuant to the terms hereof or the full performance of Employee's obligations hereunder.


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         4. DUTIES AND EXTENT OF SERVICES

            Employee's duties and responsibilities hereunder shall be those reasonably assigned to Employee from time to time by Employer. Employee shall, unless and until otherwise determined by Employer, and upon appointment by the Company's Board of Directors, serve as Employer's Senior Vice President-Facilities Acquisition and Development, and shall on an active, full-time basis, subject to the direction of Employer's Chief Executive Officer, President, Chief Operating Officer and Executive Vice President, attend to matters in the areas of site acquisition and development and general corporate planning. Employee shall report directly to Employer's Chief Executive Officer, President, Chief Operating Officer and Executive Vice President, or as otherwise directed from time to time by Employer's Chief Executive Officer, President, Chief Operating Officer or Executive Vice President. Employee shall be given responsibility and assignments commensurate with the position of Senior Vice President-Facilities Acquisition and Development or commensurate with such other executive or managerial position he may hold from time to time during the Employment Term. Employee shall be based at offices of Employer located in Dade, Broward or Palm Beach County, Florida, provided that Employee understands that he will or may be required to travel extensively during the Employment Term in connection with his duties.

         5. COMPENSATION

            A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $150,000 per annum, $175,000 per annum and $200,000 per annum for the first, second and third years of the Employment Term, respectively. Employer may decide, in its sole discretion, to increase (but not to decrease) the Salary at any time during the Employment Term. Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law.

            B. BONUS COMPENSATION. Employee shall receive an annual bonus for each year of the Employment Term the amount of which shall be determined by Employer in its discretion (the "Bonus Amount"), but shall not be less than $25,000 for any of the three years of the Employment Term. The Bonus Amount shall be paid on or before March 31 of the year following the year to which it relates.

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The Bonus Amount shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual payroll practices and as required by law.

         6. FRINGE BENEFITS AND EXPENSES

            A. EMPLOYEE BENEFITS. Employee shall be entitled to such benefits and fringe benefits (such as individual and family health, dental, group and life insurance) as are made available by Employer from time to time, in Employer's sole discretion, to all other employees generally (without limitation of the foregoing, Employer shall continue to pay the premiums on Employee's group disability insurance policy for as long as such policy remains in effect during the Employment Term).

            B. EXPENSES. Employer shall reimburse Employee for Employee's reasonable out-of-pocket costs and expenses incurred in connection with the performance of Employee's duties and responsibilities hereunder, subject to Employee's presentation of appropriate documentation and, if requested, justification therefor, and provided that the types and amounts of expenses incurred are consistent with, in Employer's judgment, Employer's policies and practices.

            C. AUTO ALLOWANCE. In order to defray Employee's auto expenses incurred in connection with the performance of his duties, Employer shall pay to Employee a monthly auto allowance of $500.

         7. VACATIONS

            Employee shall be entitled to three (3) weeks vacation each full year of the Employment Term, with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation days upon termination of employment). The periods during which Employee shall be absent from work for vacation shall be at the reasonable discretion of Employer. After Employee has attained nine years of service with Employer, Employee shall be entitled to one additional week of vacation in accordance with the foregoing provisions.

         8. ENFORCEMENT COSTS

            If any legal action or other proceeding is brought for the enforcement of this Employment Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection

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with any provision of this Employment Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, (including, without limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding in addition to any other relief to which such party may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administration costs, and all other charges billed by the attorney to the prevailing party.

         9. TERMINATION OF EMPLOYMENT

            A. TERMINATION EVENTS. Employee's employment under this Employment Agreement may be terminated by Employer only as follows: with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect. Employee may terminate Employee's employment under this Employment Agreement without being in breach hereunder by giving written notification of Employee's resignation to Employer which shall specify a resignation date no earlier than ninety (90) days following the date of delivery of such notice of resignation.

            B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) commission of a felony, or commission of acts of fraud or dishonesty; (ii) habitual drunkenness during business hours or at Employer's premises; (iii) illicit use of drugs during business hours or at Employer's premises; (iv) abandonment of employment duties and the employment duties are not resumed within five (5) days following Employee's receipt of written notice thereof; (v) negligence in the performance of employment duties (other than isolated or occasional negligent conduct); (vi) an act or omission on the part of Employee not directed by Employer which results in or contributes to Employer being sanctioned or penalized by any governmental or quasi-governmental authority or body, or any stock exchange or body regulating or governing publicly-traded companies (including the NASD);
(vii) repeated instances or acts of insubordination without reasonable justification therefor; or (viii) breach by Employee of this Employment Agreement which, if curable, is not cured by Employee within ten (10) days following Employee's receipt of written notice thereof. Employee shall be deemed "Disabled" for purposes of this Agreement (a) if, in the reasonable judgment of Employer, Employee is unable, due to



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physical, mental or emotional illness or injury, to perform substantially all of
Employee's duties and responsibilities for Employer for a continuous period of ninety (90) days, or (b) if Employee is adjudicated as an incompetent or has a guardian appointed to handle Employee's affairs.

            C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that Employee's employment under this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits Employee's employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination or resignation, the Salary, if any, accrued and unpaid through the date of termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

            D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of Employee, or termination of employment because Employee is Disabled, Employer shall pay to Employee, Employee's legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, accrued and unpaid through the date of termination and, in the sole discretion of Employer, the portion of the minimum Bonus Amount accrued through the date of termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

            E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates Employee's employment under this Employment Agreement without Cause, or Employee resigns as a result of a breach by Employer of this Employment Agreement which is not cured within 30 days following written notice thereof by Employee to Employer or as a result of Employer requiring Employee to be based in a location other than Dade, Broward or Palm Beach County, Florida, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer, and Employer shall pay, (i) the amount of Salary, if any, accrued and unpaid through the date of termination, and the minimum Bonus Amount for the year in which termination of employment occurs, appropriately prorated



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for such year, (ii) the Salary that Employee would have received during the period following termination through the expiration of the Employment Term, or for one year after the date of termination, whichever period is shorter (as the case may be, the "Severance Period"), as and when it would have been payable if Employee had remained an employee of Employer, and (iii) the minimum Bonus Amount for the Severance Period (appropriately prorated if the Severance Period is shorter than one year), payable within thirty (30) days following the end of the Severance Period.

         10. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

            A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, operations, business and interests of Employer, (ii) the systems, technology, know-how, records, products, services, cost information, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Employer, and (iii) the nature and terms of Employer's relationships with its clients, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and has been developed by Employer as a result of substantial effort and expense. Therefore, Employee understands that it is reasonably necessary to protect Employer's good will, trade secrets and legitimate business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the Board of Directors, Chairman of the Board, Chief Executive Officer or President of Employer for the benefit of Employer and/or as required in the course of employment) at any time hereafter divulge or disclose for any purpose to any persons, firms, corporations or other entities (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law. Any software, technology, know-how, trade secrets or intellectual property rights of any kind developed by Employee during the period of his employment with Employer which in any way relate or have

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application or value to Employer's business shall be the property, as between
Employee and Employer, solely of Employer.

            B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer any products, prototypes, drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered to Employer any and all drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is the property of Employer.

        11. COVENANT-NOT-TO-COMPETE

            In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee, and (b) the substantial consideration paid and payable to Employee under this Employment Agreement, and as a material inducement to Employer to enter into this Employment Agreement, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, (A) solicit the services of, or hire, directly or indirectly, whether on Employee's own behalf or on behalf of others, any managerial or executive employee or account manager or programmer or other information services personnel of Employer who is employed by Employer as of or following the date of termination of Employee's employment, or (B) engage in any venture, enterprise, activity or business, passively or actively, as an owner, or as a consultant, adviser, independent contractor, participant, employee or agent in a capacity relating to corporate management, site acquisition or development, corporate planning or contracts administration, competitive with the business of Employer anywhere within the continental United States (other than passive ownership of less than five percent of a publicly-traded company). Employee acknowledges that the business of Employer is national in scope, that one can effectively compete with such business from anywhere in the continental United States, and that, therefore, such

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geographical area of restriction is reasonable in the circumstances to protect
Employer's trade secrets and other legitimate business interests.

        12. LAW APPLICABLE

            This Employment Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

        13. NOTICES

            Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient if in writing, and delivered personally, by commercial courier service or sent by certified mail, return receipt requested, and sent to Employer's executive offices, to the attention of the President, if mailed to Employer, and to Employee's then current residence, if mailed to Employee.

        14. ENTIRE AGREEMENT

            This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior and contemporaneous agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

        15. SEVERABILITY

            If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

        16. NO WAIVER

            A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.



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        17. COUNTERPARTS

            This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

        18. INDEPENDENT COUNSEL

            Employer has been represented by Rubin Baum Levin Constant Friedman & Bilzin in connection with the preparation, negotiation, execution and delivery of this Agreement. Employee has been represented by Zack, Sparber, Koznitzky, Spratt & Brooks in connection with the preparation, negotiation, execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                EMPLOYER:

                                PRECISION RESPONSE CORPORATION, a
                                Florida corporation


                                By: /s/ DAVID EPSTEIN
                                    -------------------------------------------
                                    David Epstein, President


                                EMPLOYEE:


                                /s/ THOMAS C. TEPER
                                -----------------------------------------------
                                THOMAS C. TEPER








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